APPENDIX A





             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                 1997 PERFORMANCE INCENTIVE PLAN

Section 1. Purpose.

        The purposes of the Plan are to promote the interests of the Company and its shareholders, and further align the interests of shareholders and Eligible Employees, by

         (a)  attracting, retaining, and motivating
        outstanding individuals as Eligible Employees;

         (b)  providing Eligible Employees with
        incentives tied to the achievement of business, financial, and strategic objectives of the Company and its Subsidiaries and Affiliates; and

         (c)  providing Eligible Employees with
        equity-based incentives and subsequent equity ownership opportunities, including incentives and opportunities tied to the Company's Common Stock.

Section 2.  Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in the Plan in capitalized form, shall have the meanings set forth below:

"Affiliate" means any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company directly or indirectly owns at least forty percent (40%) of the combined voting power of all classes of stock of the entity or at least forty percent (40%) of the ownership interests in the entity.

"Award" means any grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in
Section 14(a) hereof.
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"Board" means the Board of Directors of the Company.

"Change of Control" means the occurrence of any of the following events:

        (a) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any of its Subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities; or

        (b) a tender offer or exchange offer (other than an offer by the Company), pursuant to which twenty percent (20%) or more of the then outstanding shares of Common Stock were purchased, expires; or

        (c) the stockholders of the Company approve an agreement to merge or consolidate with another corporation and the surviving corporation is neither the Company nor a corporation that was, prior to the merger or consolidation, a subsidiary of the Company; or

        (d) the stockholders approve an agreement (including a plan of liquidation) to sell or otherwise to dispose of all or substantially all of the Company's assets; or

        (e) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the committee established by the Board pursuant to Section 3 hereof.

"Common Stock" means the Company's $.1O par value common stock.
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"Company" means The Interpublic Group of Companies, Inc.

"Corporate Transaction" means any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

"Disability" means long-term disability as defined under the terms of the Company's applicable long-term disability plans or policies.

"Dividend Equivalent" means an Award, granted in accordance with the provisions of Section 12 hereof, that provides for payments equivalent in amount to the dividends on Shares.

"Eligible Employee" means any employee of the Company, its Subsidiaries, or its Affiliates determined by the Committee to be responsible for, or able to contribute to, the growth, profitability, and success of the Company. However, this term does not include directors who are not employees of such entities.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Executive Officer" means those persons who are officers of the Company within the meaning of Rule 16a-l(f) of the Exchange Act.

"Incentive Stock Option" or "ISO" means an Option intended to meet the requirements of Section 422 of the Code.

"Management Incentive Compensation Performance Award" or "MICP
Award" means an Award granted under Section 10 hereof and payable wholly in cash, wholly in Shares, or partly in cash and partly in Shares in accordance with the terms of the Award.

"Nonstatutory Stock Option" means an Option that is not intended to be an Incentive Stock Option.
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"Option" means the right to purchase the number of Shares
specified by the Committee, at a price and during a term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions (required by law or otherwise) as the Plan and the Committee shall impose.

"Participant" means an Eligible Employee selected by the Committee to receive an Award under the Plan.

"Performance Period" means a period during which an Award of Performance Units is subject to forfeiture. The Performance Period that applies to an Award made to a Participant may overlap or coincide with the Performance Period that applies to another Award made to that Participant. The duration of a Performance Period shall not be less than one year.

"Performance Units" means any Award of a contractual right granted under Section 9 hereof to receive cash or Shares that becomes vested upon the attainment, in whole or in part, of performance objectives determined by the Committee.

"Phantom Shares" means an Award of a contractual right granted under Section 8 hereof to receive cash or Shares payable in accordance with the terms of the Award.

"Plan" means The Interpublic Group of Companies, Inc. 1997
Performance Incentive Plan, set forth herein, and as it may be amended from time to time.

"Plan Year" means the calendar year.

"Restricted Period" means a period during which an Award of Restricted Stock is subject to forfeiture. The Restricted Period that applies to an Award made to a Participant may overlap or coincide with the Restricted Period that applies to another Award made to that Participant. The duration of a Restricted Period shall not be less than one year; provided that a Restricted Period may terminate before the expiration of one year, pursuant to Section 13 hereof, in connection with the termination of the Participant's employment due to retirement, death, or Disability or, pursuant to Section 14(d) hereof, by reason of a Change of Control.
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"Restricted Stock" means any Award of Common Stock granted under
Section 7 hereof that becomes vested and nonforfeitable upon the attainment, in whole or in part, of conditions established by the Committee.

"Shares" means shares of Common Stock.

"Stock Appreciation Right" means a contractual right granted under Section 6 hereof to receive cash, Shares, or a combination thereof.

"Subsidiary" means a subsidiary of the Company that meets the definition of a "subsidiary corporation" in Section 424(f) of the Code.

Section 3.  Administration.

        (a) The Committee. The Plan shall be administered by a committee (the "Committee") that satisfies the requirements of Rule 16b-3 under the Exchange Act. Members of the Committee shall be appointed by and shall serve at the pleasure of the Board. No member of the Committee shall be eligible to receive an Award under the Plan.

        (b) Committee Powers. The Committee shall have and may exercise all of the powers granted to it by the provisions of the Plan. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations, and procedures as it deems advisable for the conduct of its affairs, and may appoint one of its members to be its chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall have full authority to direct the proper officers of the Company to issue or transfer Shares pursuant to the issuance or exercise of an Award under the Plan.

        (c) Committee Action. The Committee may act at a duly called meeting by the vote of a majority of its members or without a meeting by unanimous written consent. The decisions of the Committee shall be final and binding unless otherwise determined by the Board. Each member of the Committee and each member of the Board shall be without liability, to the fullest extent permitted by law, for any action taken or determination made in good faith in connection with the Plan.
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        (d) Awards.  Subject to the provisions of the Plan, the
Committee shall have the authority to grant the following Awards:

         (a) Options,

         (b) Stock Appreciation Rights,

         (c) Restricted Stock,

         (d) Phantom Shares,

         (e) Performance Units,

         (f) Management Incentive Compensation
         Performance Awards,

         (g) Shares in Lieu of Cash, and

         (h) Dividend Equivalents.

        (e) Participants. Subject to the provisions of the Plan, the Committee shall have the authority to designate the Eligible
Employees who shall receive Awards and to determine the nature and size of the Award that an Eligible Employee shall receive.

        (f) Delegation. If the Committee deems it advisable, the Committee may delegate its authority under this Section 3 to persons other than its members to the extent permitted by applicable law, except that no such delegation shall be permitted with respect to the participation in the Plan of persons who are subject to Section 16 of the Exchange Act. Any person to whom the Committee delegates its authority under this Section 3 may receive Awards only if the Awards are granted directly by the Committee without delegation.

Section 4.  Maximum Amount Available for Awards.

        (a) Basic Limitation. Subject to the provisions of subsections (b) through (f) of this Section 4, the maximum number of Shares in respect of which Awards may be granted in any Plan
Year is 1.85% of the total number of Shares issued and
outstanding on the first day of that Plan Year, including Shares held in the Company's treasury.
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        (b) Additional Shares.  In addition to the Shares authorized by Section 4(a) hereof, the following Shares may be the subject of Awards under the Plan:

         (1) Carryovers. If the maximum number of Shares in respect of which Awards may be granted in any Plan Year pursuant to this Section 4 (the "Maximum Shares") exceeds the number of Shares in respect of which Awards are granted in that Plan Year (the "Covered Shares"), Shares equal to the excess of the Maximum Shares over the Covered Shares ("Unused Shares") shall be added to the Shares otherwise available for Awards in the immediately following Plan Year. Unused Shares may be carried over to each subsequent Plan Year in succession to the extent that Awards are not granted in respect of the Unused Shares.

         (2) Surrender of Shares. If a Participant tenders, or has withheld, Shares in payment of all or part of the option price under an Option granted under the Plan, or in satisfaction of withholding tax obligations, the Shares tendered by the Participant or so withheld shall become available for Awards.

         (3) Forfeiture of Shares. If Shares that are issued under the Plan are subsequently forfeited (or if an Award with respect to Shares is forfeited) in accordance with the terms of the Award, the forfeited Shares shall immediately become available for Awards.

         (4) Payment of Cash in Lieu of Shares. To the extent that cash is paid pursuant to an Award in lieu of Shares, the Shares covered by the Award shall become available for Awards.

         (5) MICP Awards.  The Shares authorized by the
        preceding provisions of this Section 4 shall not be available for distribution under Section 10 hereof. However, in addition to the Shares available under the preceding provisions of this Section 4, the excess of (A) 600,000 Shares over (B) the number of Shares previously distributed under The Interpublic Group of Companies, Inc. Management Incentive Compensation Plan, as approved by the Company's shareholders on May 16, 1995, shall be authorized for distribution under Section 10 hereof.
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        (c) Aggregate Limitations on Restricted Stock and ISOs.
Subject to the adjustment provisions of Section 4(f) hereof, not more than 25% of the Shares in respect of which Awards may be granted in any Plan Year (disregarding Shares that may be distributed pursuant to Section 4(b)(5) hereof) may be the subject of Awards of Restricted Stock, and no more than 200,000 Shares may be the subject of ISOs that are granted in any Plan Year.

        (d) Individual Limitations on Options and Stock Appreciation Rights. Subject to the adjustment provisions in Section 4(f) hereof, an individual Participant may not receive, in any Plan
Year, Options and Stock Appreciation Rights with respect to more than 250,000 Shares.

     (e) Shares Available for Issuance. Shares of Common Stock may be made available from the authorized but unissued Shares or from Shares held in the Company's treasury and not reserved for some other purpose. If an Award is payable solely in cash, no Shares shall be deducted from the number of Shares available for issuance under this Section 4 by reason of that Award.

     (f) Adjustment for Corporate Transactions.   If the
Committee determines that any Corporate Transaction affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits available under the Plan, the Committee may, in such manner as the Committee deems equitable, adjust any or all of

          (1) the number and kind of shares that thereafter may be made the subject of Awards,

          (2) the number and kinds of shares that are subject to outstanding Awards, and

          (3) the grant, exercise, or conversion price with respect to any of the foregoing.

Any Shares received as a result of a Corporate Transaction affecting Restricted Stock shall have the same status, be subject to the same restrictions, and bear the same legend as the Restricted Stock with respect to which the Shares were issued. Additionally, the Committee may make provisions for a
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cash payment to a Participant or other person holding an
outstanding Award. However, the number of shares subject to any Award shall always be a whole number.

Section 5.  Stock Options.

     (a) Grant. The Committee shall have the authority to grant both Incentive Stock Options and Nonstatutory Stock Options; provided that Incentive Stock Options may not be granted to any Eligible Employee who is not an employee of the Company or one of its Subsidiaries at the time of grant.

     (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the fair market value of the Shares subject to the Option on the date of grant.

     (c) Exercise. Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided that unless the Option becomes vested earlier pursuant to
Section 13 or 14(d) hereof, an Option may not be exercised in whole or in part during the twelve-month period commencing with the date on which the Option was granted. The Committee may impose such conditions on the exercise of Options as it determines to be appropriate, including, without limitation, conditions relating to the application of federal or state securities laws. No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made in cash or, if and to the extent permitted by the Committee, by exchanging Shares owned, or the ownership of which is attested to, by the optionee (which are not the subject of any pledge or other security interest and which are fully vested), or by a combination of the foregoing, provided that the combined value of all cash and the fair market value of any Shares tendered to the Company, valued as of the date of such tender, is at least equal to the exercise price.

     (d) Term.  An Option shall be exercisable for a term
determined by the Committee, which shall not be longer than ten years from the date on which the Option is granted.
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     (e) Termination of Employment.  An Option shall be
exercisable following the termination of a Participant's employment to the extent determined pursuant to Sections 13 and 14(d) hereof, provided that

          (1) If the Participant's employment terminates due to the Participant's retirement with the approval of the Company, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option held by the Participant at the time of such termination, to the extent such Option is vested in accordance with the terms of the Option and Sections 13 and 14(d) hereof, for a period of three years following such termination (but not after the date the Option otherwise expires).

          (2) If the Participant's employment terminates due to the Participant's death or Disability, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option held by the Participant at the time of such termination, to the extent such Option is vested in accordance with the terms of the Option and Sections 13 and 14(d) hereof, for a period of one year following such termination (but not after the date the Option otherwise expires).

          (3) If the Participant's employment terminates for any reason not described in Section 5(e)(1) or (2) hereof, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option held by the Participant at the time of such termination, to the extent such Option is vested in accordance with the terms of the Option and Sections 13 and 14(d) hereof, for a period of three months following such termination (but not after the date the Option otherwise expires).

Section 6.  Stock Appreciation Rights.

     (a) Grant. The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. If a Stock Appreciation Right is granted in tandem
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with an Option, the Stock Appreciation Right and the related
Option shall provide alternative rights, so that a Participant may not exercise both the Stock Appreciation Right and the Option with respect to a Share covered by both the Option and the related Stock Appreciation Right. Stock Appreciation Rights granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have a base price determined in the same manner as, and subject to the same conditions that apply with respect to, the exercise price for an Option under Section 5(b) hereof; provided that if a Stock Appreciation Right is granted in tandem with a previously granted Option, the base price for the Stock Appreciation Right may be equal to the exercise price for such Option.

     (b) Exercise. Each Stock Appreciation Right shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided that unless the Stock Appreciation Right becomes vested earlier pursuant to Section 13 or 14(d) hereof, a Stock Appreciation Right may not be exercised in whole or in part during the twelve-month period commencing with the date on which the Stock Appreciation Right was granted. A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the base price thereof. Subject to Sections 13 and 14(d) hereof, the Committee shall determine the time or times at which or the event or events upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, Shares, or a combination of cash and Shares; provided that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable at the same time or times as the related Option is exercisable.

     (c) Termination of Employment. A Stock Appreciation Right shall be exercisable following the termination of a Participant's employment to the extent determined pursuant to Sections 13 and 14(d) hereof and for periods identical with those prescribed for Options under Section 5(e) hereof.
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Section 7.  Restricted Stock.

     (a) Grant. Each Share of Restricted Stock shall be subject to the following terms and conditions, and to such additional terms and conditions as the Committee shall deem appropriate; provided that none of these additional terms and conditions shall be more favorable to a Participant than the terms and conditions set forth herein.

     (b) Rights of Participant.  A Participant to whom
Restricted Stock has been granted shall have absolute ownership of such shares, including the right to vote the same and to receive dividends thereon, subject to the terms, conditions, and restrictions described in the Plan and in the Award.

     (c) Restrictions. Until the restrictions set forth in this subsection (c) shall lapse, Restricted Stock shall be subject to the following conditions:

          (1) Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of; and

          (2) if the Participant ceases to be an Employee for any reason, except as provided in Sections 13 and 14(d) hereof, any Restricted Stock that had been delivered to, or held in custody for, the Participant shall be returned to the Company forthwith, accompanied by any instrument of transfer requested by the Company, and all of the rights of the Participant with respect to such Shares shall immediately terminate without any payment of consideration by the Company.

     (d) Lapse of Restrictions. Unless the Restricted Stock vests earlier pursuant to Section 13 or 14(d) hereof, the restrictions set forth in Section 7(c) hereof shall lapse at the end of the Restricted Period.

     (e) Agreement by Participant Regarding Withholding Taxes. Each Participant who receives Restricted Stock shall agree that, subject to the provisions of Section 7(c) hereof:
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          (1) no later than the date of the lapse of the
     restrictions set forth in Section 7(c) hereof (and any additional restrictions set forth in the Award of the Restricted Stock), the Participant will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to the Restricted Stock, and

          (2) the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Restricted Stock.

A Participant may irrevocably elect to have any withholding tax obligation satisfied by

          (A) having the Company withhold shares otherwise deliverable to the Participant in connection with the Award of Restricted Stock, or

          (B) delivering to the Company such Restricted Stock or delivering to the Company other Shares;

provided that the Committee may, in its sole discretion, disapprove any such election.

     (f) Tax Assistance Payments. When the restrictions set forth in Section 7(c) hereof, or in the Award of the Restricted Stock, lapse, the Committee may, in its discretion, direct the Company to make cash payments to assist the Participant in satisfying his income tax liability with respect to the Restricted Stock. Such payments may be made only to those Participants whose performance the Committee determines to have been fully satisfactory between the date on which the Restricted Stock were granted and the date on which such restrictions lapse. The Committee may, in its discretion, estimate the amount of the income tax liability in accordance with methods or criteria uniformly applied to Participants similarly situated, without regard to the individual circumstances of a particular Participant.
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     (g) Election to Recognize Gross Income in Year of Grant.
If a Participant properly elects, within 30 days of the date of grant of Restricted Stock, to include in gross income for federal income tax purposes an amount equal to the fair market value of the Shares awarded on the date of grant, he shall make arrangements satisfactory to the Committee to pay in the year of such grant any taxes required to be withheld with respect to such Shares. If he fails to make the payments, the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Shares.

     (h) Restrictive Legends; Certificates May Be Held in Custody. Certificates evidencing Restricted Stock shall bear an appropriate legend referring to the terms, conditions, and restrictions described in the Plan and in the instrument evidencing the grant of the Restricted Stock. Any attempt to dispose of Restricted Stock in contravention of the terms, conditions, and restrictions described in the Plan or in the instrument evidencing the grant of the Restricted Stock shall be ineffective. The Committee may require that the certificates evidencing such shares be held in custody by a bank or other institution, or that the Company itself hold such shares in custody, until the restrictions thereon have lapsed.

     (i) Foreign Laws. Notwithstanding any provisions of the Plan to the contrary, if Restricted Stock is to be awarded to a Participant who is subject to the laws, including but not limited to the tax laws, of any country other than the United States, the Committee may, in its discretion, direct the Company to sell, assign, or otherwise transfer the Restricted Stock to a trust or other entity or arrangement, rather than grant the Restricted Stock directly to the Participant.

Section 8.  Phantom Shares.

     (a) Grant.  The Committee shall have the authority to
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determine the number of Phantom Shares to be granted to a
Participant and the other terms and conditions of the Phantom
Shares.

     (b) Payment. Each Phantom Share shall represent the right of the Participant to receive an amount determined by the Committee based on the achievement of performance goals, established by the Committee, relating to the fair market value, book value, or formula value of an equity interest in the Company, an Affiliate, or a Subsidiary (or any combination thereof). Payment of the value of a Phantom Share shall be in cash, Shares, or both, as determined by the Committee and shall be made at such time and in such manner as the Committee shall determine.

     (c) Conditions. Each Award of Phantom Shares shall be subject to such terms and conditions as the Committee shall establish, including conditions comparable to those provided in
Section 7 or 9 hereof. Unless the Phantom Shares vest earlier pursuant to Section 13 or 14(d) hereof, Phantom Shares shall not be vested during the twelve-month period commencing on the date on which the Phantom Shares are granted.

     (d) Termination of Employment. The rights of a Participant with respect to an Award of Phantom Shares outstanding at the time of the termination of the Participant's employment shall be governed by Sections 13 and 14(d) hereof.

Section 9.  Performance Units.

     (a) Grant. The Committee shall have the authority to determine the number of Performance Units to be granted to a Participant and the other terms and conditions of the Performance Units. The Performance Units shall become vested upon the determination by the Committee that the performance objectives established by the Committee for the Performance Units have been attained, in whole or in part. Payment (if any) with respect to a Performance Unit shall be made as soon as administratively practicable after the conclusion of the applicable Performance Period. An individual Participant may not participate in more than four Performance Periods at any one time.
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     (b) Performance Objectives.  The performance objectives
shall relate to the achievement of performance objectives relating to one or more of the following criteria:

          (1)  cumulative compound operating profit growth;

          (2)  total return to shareholders;

          (3)  return on equity;

          (4)  increase in revenue;

          (5)  net operating income;

          (6)  cash flow; or

          (7) any other criteria selected by the Committee; provided that any such other criteria shall not apply to an Award to a "covered employee" within the meaning of Section 162(m)(3) of the Code.

The performance objectives may relate to the performance of (A) the Company, (B) a Subsidiary, (C) an Affiliate, (D) a division or unit of the Company, any Subsidiary, or any Affiliate, (E) an office, group of agencies, or all or part of any agency system, (F) the Participant, or (G) any combination of the foregoing, over a Performance Period established by the Committee, as measured either in absolute terms or in comparison with the performance of other companies. Partial achievement of the objective(s) may result in a payment corresponding to the degree of achievement.

     (c) Maximum Payment. The maximum amount that may be paid to any Participant in respect of an Award of Performance Units shall be $3.5 million for a four-year Performance Period. If the Performance Period is longer or shorter than four years, the $3.5 million limit shall be proportionately increased or reduced to reflect the length of the Performance Period. Payment may be made in cash, in Shares, or both, as determined by the Committee.

     (d) Termination of Employment. The rights of a Participant with respect to an Award of Performance Units outstanding at the time of the termination of the Participant's employment shall be governed by Sections 13 and 14(d) hereof.
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     (e) Interpretation.  Notwithstanding any other provision
of this Section 9 to the contrary, if an Award of Performance Units is intended at the time of grant to be "other performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, and if the Committee's authority to exercise any discretion under this Section 9 with respect to the Award would cause the Award to fail to qualify as "other performance-based compensation," the Committee shall not be entitled to exercise such discretion with respect to that Award.

Section 10.  Management Incentive Compensation Performance
Awards

     (a) Incentive Fund Determination. MICP Awards may be made in the sole discretion of the Committee except that the fund available for such Awards with respect to any one Plan Year may not exceed 5% of the amount by which the consolidated income (excluding extraordinary gains and income taxes applicable thereto) before income taxes of the Company and its subsidiaries on a worldwide basis, adjusted for all extraordinary losses after income tax effects, and before provision for such incentive compensation, exceeds 15% of the average equity capital of the Company in the Plan Year immediately preceding the Plan Year with respect to which the Awards are made (the "Preceding Year").

     For purposes of this Section 10(a), average equity capital shall be determined by averaging equity capital as at the first business day of the Preceding Year, the last day of June, and the last day of December of the Preceding Year (assuming conversion of all outstanding convertible debentures).

     No MICP Award shall be made unless the Award is approved by the Committee in its sole discretion.

     (b) Determination of MICP Amounts. The Committee shall consider one or more of the following factors in determining the amount of the MICP Awards:

          (1)  Achievement of the annual worldwide business
               plan adopted by the Company
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          (2)  Contribution to clients' business

               (A)  Improvement in the quality of work produced

               (B)  Improvement in efficiency

          (3)  Financial factors

               (A)  Operating margin

               (B)  Level of or growth in revenue

               (C)  Level of or growth in operating profit

          (4)  Individual performance

     (c) Maximum Individual MICP Awards. The maximum individual MICP Award permitted, with respect to any Plan Year, is $2,000,000.

     (d) Form and Timing of MICP Awards. The Committee shall be responsible for determining the form and timing of MICP Awards under the Plan. In its discretion, the Committee may make any Award wholly in cash, wholly in Shares, or partly in cash and partly in Shares. For purposes of Section 10(a) hereof, any Shares awarded under this Section 10 shall be valued by using the average closing price of the Shares on the New York Stock Exchange on the last ten trading days of the calendar month preceding the month in which the Shares are awarded.

     Individual MICP Awards shall be paid on a current basis except that, in any instance, the Committee may direct that up to 75% of an individual's Award be paid on a deferred basis subject to such terms and conditions as the Committee may prescribe. MICP Awards shall normally be made as soon as possible after the end of each Plan Year.

Section 11.  Shares in Lieu of Cash.

     The Committee may grant Awards of Shares in lieu of all or part of any compensation otherwise payable in cash to an Eligible Employee by the Company or any Subsidiary or
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Affiliate.  If Shares are issued in lieu of cash, the number of
Shares to be issued shall be equal to the number of whole
Shares that have an aggregate fair market value (determined on the date the cash otherwise would have been payable) equal to or less than the amount of such cash.

Section 12.  Dividend Equivalents.

     The Committee may grant to a Participant, in connection with any Award, Dividend Equivalents, which may be paid in cash, in Shares, or both, and which may be paid on a current, deferred, or contingent basis, as determined by the Committee in its discretion.

Section 13.  Termination of Employment.

     If the Participant's employment terminates for any reason, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) shall be vested only in the portion of the Award (if any) in which the Participant was vested immediately before the termination of the Participant's employment except to the extent that the Committee in its sole discretion determines otherwise. Notwithstanding the preceding sentence, and subject to Section 14(d) hereof, the Committee may not determine that an Award shall be vested before the first anniversary of the date on which the Award was granted unless the Participant's employment terminated due to retirement, death, or Disability.

Section 14.  General Provisions.

     (a) Awards. Each Award hereunder shall be evidenced in writing. The written terms of the Award shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

     (b) Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Awards under the Plan. In the case of
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any Award satisfied in the form of Common Stock, no Shares
shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

     (c) Nontransferability. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust, partnership, corporation, or similar vehicle the parties in interest in which are limited to the Participant and members of the Participant's immediate family (collectively, the "Permitted Transferees"), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, the Permitted Transferees.

     (d) Change of Control. Upon the occurrence of a Change of Control, all Awards then outstanding shall immediately become fully vested.

     (e) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, any Subsidiary or any Affiliate. Further, the Company and each Subsidiary and Affiliate expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.
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     (f) No Rights to Awards; No Shareholder Rights.  No
Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any Shares of Common Stock to be issued under the Plan prior to the issuance thereof.

     (g) Foreign Benefits. The Committee may grant Awards to Eligible Employees of the Company and its Subsidiaries and Affiliates who reside in jurisdictions outside the United States. The Committee may adopt such supplements to the Plan as may be necessary to comply with applicable laws of such jurisdictions and to afford participants favorable treatment under such laws; provided that no Award shall be granted under any such supplement on the basis of terms or conditions that are inconsistent with provisions of the Plan.

     (h) Amendment of Plan. The Board or the Committee may amend, suspend, or terminate the Plan or any portion thereof at any time; provided that no amendment shall be made without shareholder approval if (1) shareholder approval is required by law or (2) if the amendment would increase the number of Shares available for Awards under the Plan, except pursuant to Section 4(f) hereof. Without the written consent of an affected Participant, no termination, suspension, or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension, or modification.

     (i) Application of Proceeds. The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

     (j) Compliance with Legal and Exchange Requirements. The Plan, the grant and exercise of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its
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discretion, may postpone the grant and exercise of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or otherwise to sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

     (k) Deferrals. The Committee may postpone the exercise of Awards, the issuance or delivery of Shares, the payment of cash under any Award, or any action permitted under the Plan to prevent the Company or any of its Subsidiaries or Affiliates from being denied an income tax benefit with respect to any Award. The Committee also may establish rules under which a Participant may elect to postpone receipt of Shares or cash under any Award.

     (l) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provi-sion had not been included.

     (m) Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably ap-pearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board, the Company, and all other parties with respect thereto.
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     (n) Rules of Construction.  Whenever used in the Plan,
words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted.

     (o) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

     (p) Applicable Law. The validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York (without regard to its rules regarding choice of law).

     (q) Effective Date. The Plan shall become effective on the date the Plan is approved by the Company's shareholders.
No Awards may be granted under the Plan after the annual meeting of the Company's shareholders in 2002; provided that any Awards granted before such annual meeting shall continue in effect thereafter in accordance with the terms of the Awards and the Plan. Upon shareholder approval of the Plan, no further awards may be made under The Interpublic Group of Companies, Inc. 1996 Stock Incentive Plan or under The Interpublic Group of Companies, Inc. Management Incentive Compensation Plan.